Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS COMPLETES ACQUISITION OF OCEANA THERAPEUTICS

SOLESTA® and DEFLUX ® Expand Salix’s Product Portfolio

RALEIGH, NC, December 20, 2011 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) and Oceana Therapeutics, LLC today closed a transaction whereby Salix acquired all of the outstanding stock of Oceana Therapeutics, Inc., a privately-held global provider of gastroenterology and urology therapeutics.

“The acquisition of Oceana expands our product portfolio of innovative products, furthers the diversification of Salix’s base business and provides immediate added revenue,” stated Carolyn Logan, President and Chief Executive Officer, Salix. “By means of this transaction Salix is positioned to provide physicians and patients two additional products - SOLESTA®; a first-in-class, biocompatible tissue bulking agent for the treatment of fecal incontinence; and DEFLUX®, the only FDA-approved alternative to major ureteral reimplantation surgery for the treatment of vesicoureteral reflux.

“SOLESTA is the only nonsurgical FDA-approved treatment for fecal incontinence in adult patients who fail conservative therapy. Fecal incontinence is a significant unmet medical need that affects approximately 15% of people in the United States over the age of 50, and is the leading reason for admission to assisted living facilities in the United States. For patients who have not responded to conservative therapy, SOLESTA, an injectable gel containing dextranomer microspheres and hyaluronic acid, may serve as a much-welcomed solution that does not involve surgery and can be performed without anesthesia. SOLESTA is a highly synergistic addition to our product portfolio. We believe our specialty sales force, calling on gastroenterologists and colorectal surgeons, should be able to maximize the commercial potential of this asset. SOLESTA was approved by the FDA through the premarket approval process as a Class III Medical Device in May 2011 and launched in September 2011. SOLESTA also is CE Mark-approved and marketed in Europe.

“DEFLUX is indicated for children affected by vesicoureteral reflux (Grades II-IV), a malformation of the urinary bladder that can result in severe infections of the kidneys and irreversible kidney damage. DEFLUX has been on the market in the United States since 2001. We look forward to adding DEFLUX to the line of products sold by our institutional sales force. DEFLUX also is approved and marketed outside the United States in over 40 countries. Worldwide net sales of DEFLUX through the first nine months of 2011 were approximately $26 million.”

“This transaction should accelerate Salix’s strategic initiatives,” stated Adam Derbyshire, Executive Vice President and Chief Financial Officer, Salix. “The addition of SOLESTA and DEFLUX represents an opportunity for Salix to create stockholder value by leveraging its primary asset - its top-performing specialty sales force. We believe peak-year sales for SOLESTA could exceed $500 million. We expect the transaction to be modestly accretive in 2012 and highly accretive thereafter.”

Wells Fargo Securities, LLC is acting as exclusive financial advisor to Salix and Covington & Burling LLP is acting as legal counsel to Salix in the transaction. Jefferies & Company, Inc. is acting as exclusive financial advisor to the seller, and Debevoise & Plimpton LLP is acting as legal counsel to the seller in the transaction.

About Solesta®

Solesta® is a biocompatible tissue bulking agent, consisting of dextranomer microspheres and stabilized sodium hyaluronate. Solesta is indicated for the treatment of fecal incontinence in patients 18 years and older who have failed conservative therapy (e.g., diet, fiber therapy, anti-motility medications). It is the only injectable gel to be administered in an outpatient setting without the need for surgery or anesthesia. Solesta is injected in the deep submucosal layer in the proximal part of the anal canal. While the exact mechanism of action has not been identified, it is hypothesized that the Solesta injections may narrow the anal canal and allow for better sphincter control.

Solesta should not be used in patients who have active inflammatory bowel disease, immunodeficiency disorders, previous radiation treatment to the pelvic area, significant rectal prolapse, active infections, bleeding, tumors or malformations in the anorectal area, rectal distended veins, an existing implant in the anorectal region, or allergy to hyaluronic acid based products. The most common side effects associated with Solesta include injection area pain and bleeding. Infection and inflammation of anal tissue are more serious risks, but are less common.

Additional information about Solesta, including important safety information, is available at: http://www.solestainfo.com/pdf/solesta_label.pdf

About Fecal Incontinence

Fecal incontinence is a common condition that is the impaired ability to control bowel movements, and is one of the most psychologically and socially debilitating conditions in an otherwise healthy individual. It is estimated that approximately 2% of the population are affected by it. Common causes of fecal incontinence include constipation, diarrhea, and muscle or nerve damage that can lead to common occurrences of involuntary excretion and leaking for those affected. Many do not seek medical help and instead attempt to self-manage the problem. In one study, only one-third of individuals with fecal incontinence had ever discussed the problem with a physician.

About Deflux®

Deflux® is used for the treatment of Vesicoureteral reflux (VUR) - a malformation of the urinary bladder which affects children and can result in severe infections of the kidney and even irreversible kidney damage. Deflux is indicated for treatment of children with vesicoureteral reflux (VUR) grades II-IV and is the only FDA approved bulking agent for endoscopic treatment of VUR (grades II-IV). Deflux endoscopic injection is an effective treatment alternative to ureteral reimplantation.

Deflux should not be used in patients with non-functional kidney(s), hutch diverticulum, ureterocele, active voiding dysfunction, and ongoing urinary tract infection (UTI). Side effects associated with Deflux include UTI, ureteral dilatation, and nausea/vomiting/abdominal pain. Although vascular occlusion, ureteral obstruction, dysuria, hematuria/bleeding, urgency, and urinary frequency have not been observed in any of the clinical studies, they are potential adverse events associated with subureteral injection procedures. Following approval, rare cases of postoperative dilatation of the upper urinary tract with or without hydronephrosis leading to temporary placement of a ureteric stent have been reported.

Additional information about Deflux, including important safety information, is available at: http://www.deflux.com/sites/default/files/Deflux_PI.pdf

About Vesicoureteral reflux (VUR)

Vesicoureteral reflux (VUR) is the abnormal movement of urine from the bladder into ureters or kidneys. Urine normally travels from the kidneys via the ureters to the bladder. In vesicoureteral reflux the direction of urine flow is reversed (retrograde). Younger children are more prone to VUR because of the relative shortness of the submucosal ureters. This susceptibility decreases with age as the length of the ureters increases as the children grow. VUR becomes a serious condition when infected urine enters the kidneys, leading to the possibility of kidney infection (Pylonephritis) and permanent kidney damage (scarring) in young children.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our web site is not incorporated in our SEC filings.

Please Note: The materials provided herein contain projections and other forward–looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: market acceptance for approved products; generic and other competition in an increasingly global industry; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; post-marketing approval regulation; revenue recognition and other critical accounting policies; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.